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                                                                    Exhibit 23.4

            [CONSULTORES Y VALUADORES DE EMPRESAS, S.C. LETTERHEAD]

                             CONSENT OF APPRAISERS


We consent to the inclusion in this Registration Statement on Form F-3 of our reports dated October 31, 1997, relating to the appraisal of the analog telecommunications network of Grupo Iusacell, S.A. de C.V., and subsidiaries, which appear in its Annual Report on Form 20-F for the year ended December 31, 2000. We also consent to the references to our firm under the caption "Experts".


Consultores y Valuadores de Empresas, S.C.



By: Javier Arias





Mexico City, D.F., Mexico
October 4, 2001